UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2026

HILLENBRAND, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 931-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on February 10, 2026 of the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of October 14, 2025 (the “Merger Agreement”), by and among Hillenbrand, Inc., an Indiana corporation (the “Company” or “Hillenbrand”), LSF12 Helix Parent, LLC, a Delaware limited liability company (“Parent”), and LSF12 Helix Merger Sub, Inc., an Indiana corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Lone Star Fund XII, L.P. (“Lone Star”).

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2025 and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Parent Credit Agreement

Substantially concurrently with the effective time of the Merger (the “Effective Time”), Parent, LSF12 Helix Holdco, L.P. (“Holdings 1”), LSF12 Helix Intermediate GP, LLC (“Holdings 2”, and together with Holdings 1, “Holdings”), LSF12 Helix Intermediate, L.P. (“Intermediate Holdings”) and LSF12 Helix CFHN Holdco, LLC (the “Co-Borrower”) entered into (i) a credit agreement, dated as of February 10, 2026 (the “Senior Secured Facilities Credit Agreement”), with the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and (ii) a credit agreement, dated as of February 10, 2026 (the “LC Facility Agreement”), with the lenders and issuing banks party thereto, Banco Santander, S.A., as administrative agent (in such capacity, the “LC Administrative Agent”), and Wilmington Trust, National Association, as collateral agent (in such capacity, the “LC Collateral Agent”). The Senior Secured Facilities Credit Agreement provides for a senior secured first-lien term loan facility comprised of a tranche denominated in U.S. dollars in an aggregate principal amount of up to $1,800.0 million (the “Term Loan Facility”) and a senior secured first-lien multi-currency revolving credit facility in an initial aggregate committed amount of $430.0 million (the “Revolving Credit Facility”, and together with the Term Loan Facility, the “Senior Secured Credit Facilities”). The LC Facility Agreement provides for a senior secured first-lien multi-currency letter of credit and bank guarantee facility in an aggregate committed amount of $350.0 million (the “Senior Secured LC Facility”).

The obligations under the Senior Secured Credit Facilities and the Senior Secured LC Facility are guaranteed by Holdings, Intermediate Holdings and certain existing direct or indirect wholly owned domestic material subsidiaries of Holdings (including Parent and the Company) and will be required to be guaranteed by certain future direct or indirect wholly owned domestic material subsidiaries of Holdings (such existing and future direct or indirect wholly owned domestic material subsidiaries of Holdings, the “Subsidiary Guarantors”), and such obligations and guarantees are secured by substantially all of the assets of Holdings, Intermediate Holdings, Parent, the Co-Borrower, the Company and the other Subsidiary Guarantors, in each case, subject to customary exceptions and exclusions.

Parent Secured Notes

On February 5, 2026, Parent issued $500 million aggregate principal amount of 7.125% Senior Secured Notes due 2033 (the “Parent Secured Notes” and, together with the Senior Secured Credit Facilities, the “Parent Debt”), pursuant to an indenture, dated as of February 5, 2026 (the “Parent Indenture”), among Parent and Wilmington Trust, National Association, as trustee (in such capacity, the “Parent Trustee”) and as notes collateral agent (in such capacity, the “Parent Notes Collateral Agent”). Substantially concurrently with the Effective Time, Parent, Intermediate Holdings, the Co-Borrower, the Company, the other Subsidiary Guarantors, the Parent Trustee and the Parent Notes Collateral Agent entered into (i) a supplemental indenture, dated as of February 10, 2026 (the “Parent Supplemental Indenture”), to the Parent Indenture, pursuant to which Intermediate Holdings, the Co-Borrower, the Company and the other Subsidiary Guarantors provided a guarantee of Parent’s obligations under the Parent Secured Notes. Substantially concurrently with the Effective Time, the Parent Secured Notes and related guarantees became secured by first-priority liens on substantially all of the assets of Intermediate Holdings, Parent, the Co-Borrower, the Company and the other Subsidiary Guarantors, in each case, subject to customary exceptions and exclusions.

Interest on the Parent Secured Notes will accrue from February 5, 2026 and is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2026, at a rate of 7.125% per year. The Parent Secured Notes will mature on February 1, 2033 unless earlier redeemed or repurchased.

Prior to February 1, 2028, Parent may redeem some or all of the Parent Secured Notes at a price equal to 100% of the principal amount, plus a “make–whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after February 1, 2028, Parent may redeem the Parent Secured Notes, in whole at any time or in part from time to time, at the redemption prices set forth in the Parent Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, at any time prior to February 1, 2028, Parent may redeem up to 40% of the aggregate principal amount of the Parent Secured Notes using the net cash proceeds from certain equity offerings at a redemption price equal to 107.125% of the principal amount of the Parent Secured Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to February 1, 2028, Parent may also redeem up to 10% of the original aggregate principal amount of the Parent Secured Notes issued under the Parent Indenture (including any additional Parent Secured Notes issued under the Parent Indenture) during each twelve-month period commencing on February 10, 2026, at its option, at a redemption price equal to 103% of the principal amount of the Parent Secured Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Parent Indenture and the Parent Secured Notes include restrictive covenants, events of default and other provisions that are customary for obligations of this type.

Company Notes

On January 9, 2026, the Company announced that it had commenced offers (the “Change of Control Offers”) to purchase any and all of the Company 2029 Notes (as defined below) and the Company 2031 Notes (as defined below) at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes to be repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase. The Change of Control Offers expired at 5:00 PM, New York City Time, on February 9, 2026. $361.792 million aggregate principal amount of the Company 2029 Notes were repurchased and $330.591 million aggregate principal amount of the Company 2031 Notes were repurchased, each pursuant to the Change of Control Offers.

Substantially concurrently with the Effective Time, the Company and certain subsidiary guarantors (the “Company Subsidiaries”), entered into the following agreements:

(i)

supplemental indenture no. 12, dated February 10, 2026 (the “Supplemental Indenture No. 12”), among the Company, the Company Subsidiaries and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (in such capacity, the “Company Notes Trustee”) and as notes collateral agent (the “Company Notes Collateral Agent”), to the Company’s Indenture, dated as of July 9, 2010 (the “Company Notes Base Indenture”), between the Company and the Company Notes Trustee, as supplemented by the Supplemental Indenture No. 7, dated as of March 3, 2021 (“Supplemental Indenture No. 7”), among the Company, the subsidiary guarantors party thereto and the Company Notes Trustee, and as further supplemented by Supplemental Indenture No. 10, dated as of December 21, 2023, by and among the Company, the subsidiary guarantors party thereto and the Company Notes Trustee (collectively with the Company Base Indenture and Supplemental Indenture No. 7, the “Company 2031 Notes Indenture”), governing the Company’s 3.7500% Senior Notes due 2031 (the “Company 2031 Notes”); and

(ii)

supplemental indenture no. 13, dated February 10, 2026 (the “Supplemental Indenture No. 13” and, together with the Supplemental Indenture No. 12, the “New Supplemental Indentures”), among the Company, the Company Subsidiaries, the Company Notes Trustee and the Company Notes Collateral Agent, to the Company Notes Base Indenture, as supplemented by Supplemental Indenture No. 11, dated as of February 14, 2024, by and among the Company, the subsidiary guarantors party thereto and the Company Notes Trustee (together with the Company Notes Base Indenture, the “Company 2029 Notes Indenture” and, together with the Company 2031 Notes Indenture, the “Company Indentures”), governing the Company’s 6.2500% Senior Notes due 2029 (the “Company 2029 Notes” and, together with the Company 2031 Notes, the “Company Notes”).

Pursuant to the New Supplemental Indenture, the Company Subsidiaries agreed to guarantee the Company’s obligations under the respective series of Company Notes. In addition, concurrently with the Effective Time, the Company Notes and related guarantees became secured by first-priority liens on the capital stock of the Company Subsidiaries that hold principal property (as defined in the applicable Company Indenture), which will be pledged under the Parent Debt.

Item 1.02	Termination of a Material Definitive Agreement.

Substantially concurrently with the Effective Time, the Company repaid in full all loans and other outstanding obligations and caused the backstop, cash collateralization, replacement or other satisfaction of all outstanding letters of credit and bank guarantees issued under (i) the Fifth Amended and Restated Credit Agreement, dated as of July 9, 2025 (as amended, the “Credit Facility Agreement”), by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) the Syndicated L/G Facility Agreement, dated as of June 21, 2022, (as amended, the “Syndicated L/G Facility Agreement”, and together with the Credit Facility Agreement, the “Facilities”), by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Commerzbank Aktiengesellschaft, as agent. In connection with such repayment, all obligations (other than certain customary continuing indemnification obligations), commitments and guarantees under the Facilities were released and terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

In accordance with the terms of the Merger Agreement, on February 10, 2026, at the Effective Time, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the Effective Time, pursuant to the Merger Agreement, each share of the Company’s Common Stock, without par value (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares of Company Common Stock owned by the Company, any wholly owned subsidiary of the Company, Parent, Merger Sub or any other wholly owned subsidiary of Parent (each of which was cancelled) (collectively, “Cancelled Shares”), was converted into the right to receive $32.00 in cash (the “Merger Consideration”), without interest and subject to any required tax withholding.

At the Effective Time, each outstanding option to purchase shares of Company Common Stock granted pursuant to any Hillenbrand equity incentive plan (each a “Company Option”), each outstanding Hillenbrand restricted stock unit subject solely to time-based vesting conditions that was granted on or prior to October 14, 2025, or to a non-employee member of the Company’s Board of Directors (the “Board of Directors”) at any time, each outstanding vested deferred share of Hillenbrand granted or deemed purchased pursuant to a Hillenbrand equity incentive or deferred compensation plan and each outstanding restricted stock unit subject to both time-based and performance-based vesting conditions granted pursuant to a Hillenbrand equity incentive plan (each a “Company Performance-Based Restricted Stock Unit”) vested in full and was cashed out based on the Merger Consideration, less any required tax withholding and, in the case of a Company Option, less the applicable per share exercise price, with the number of shares of Company Common Stock subject to each Company Performance-Based Restricted Stock Unit determined by deeming the applicable performance goals to be achieved at the greater of the target level of performance and the actual level of performance measured through the date immediately prior to the Effective Time. Company Options with a per share exercise price equal to or greater than the Merger Consideration were canceled for no consideration upon the Effective Time. Each restricted stock unit granted after October 14, 2025 (other than any such awards granted to a non-employee member of the Board of Directors) that was outstanding at the Effective Time was converted into a cash award (a “Restricted Cash Award”) with a value equal to the Merger Consideration per share of Company Common Stock underlying the restricted stock unit and subject to the same terms and conditions as those that applied to the restricted stock unit that was converted into such cash award.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On February 10, 2026, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that the NYSE suspend trading of Company Common Stock prior to the opening of trading on February 10, 2026. In addition, on February 10, 2026, the Company requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Company Common Stock from the NYSE and the deregistration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Company Common Stock will no longer be listed on the NYSE.

The Company intends to file a certification on Form 15 with the SEC to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of the Company (other than the right of the holders of Company Common Stock (other than Cancelled Shares) to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, on February 10, 2026, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent, which is owned and controlled by funds managed by Lone Star.

The aggregate Merger Consideration was approximately $2.25 billion, which was funded through a combination of cash on hand, equity contributions from funds associated with Lone Star, and proceeds from debt financing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the Merger Agreement, effective as of the Effective Time, Helen W. Cornell, Stuart A. Taylor II, Neil S. Novich, Joy M. Greenway, Gary L. Collar, Daniel C. Hillenbrand, Jennifer W. Rumsey, Dennis W. Pullin, Inderpreet Sawhney and Joseph T. Lower, comprising ten of the members of the Board of Directors immediately prior to the Effective Time, resigned from the Board of Directors and the committees of the Board of Directors, if any, on which they served. Immediately following the Effective Time, Kimberly K. Ryan (the “New Director”) was appointed as the director of the Company. At the time of filing this Current Report on Form 8-K, the committee(s) to which the New Director will be named have not yet been determined.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

At the Effective Time, the articles of incorporation and by-laws of the Company were each amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which exhibits are incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On February 10, 2026, the Company issued a press release announcing the closing of the Merger. The press release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of October 14, 2025, by and among Parent, Merger Sub and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2025)

Exhibit 3.1	Articles of Incorporation of Hillenbrand, Inc.

Exhibit 3.2	Bylaws of Hillenbrand, Inc.

Exhibit 99.1	Press release dated February 10, 2026

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2026	HILLENBRAND, INC.

	By:	/s/ Nicholas Farrell
Nicholas Farrell
Senior Vice President, General Counsel and Secretary